EXHIBIT 99.1

PRESS RELEASE

Contact:	John Simmons, VP & CFO Stewart & Stevenson Services, Inc. 713-868-7700

FOR IMMEDIATE RELEASE

STEWART & STEVENSON ANNOUNCES RESIGNATION OF MICHAEL L. GRIMES, PRESIDENT AND CEO

Max L. Lukens Named Interim President And CEO

HOUSTON – September 15, 2003 – Stewart & Stevenson Services, Inc. (NYSE: SVC), a leading manufacturer, service provider and distributor of industrial and energy related equipment, oilfield and airline ground support equipment, and medium tactical vehicles for the U.S. Army, announced the resignation of Michael L. Grimes as its President and Chief Executive Officer.  Max L. Lukens, Chairman of the Board, has been appointed to the additional positions of interim President and Chief Executive Officer of the Company.

Mr. Lukens stated, “The Company and Board of Directors are appreciative of Mike’s many contributions and service and wish him the best in his future endeavors.”   A search for a new chief executive officer will begin immediately under the direction of a board committee chaired by Dr. Darvin M. Winick, who has served on the Company’s board since 1999.

Mr. Lukens joined the Company’s board in 2000 and became chairman in 2002.  He brings many years of business experience to the Company and will actively direct the operations of the Company until the new chief executive officer is appointed.

Conference Call

Stewart & Stevenson Services has scheduled a conference call Tuesday, September 16, 2003 at 10:00 a.m. eastern time to discuss this announcement.  Please dial 303-262-2130 and ask for the Stewart & Stevenson call at least 10 minutes prior to the start time or log onto the company’s home page at http://www.ssss.com under the heading “In the Spotlight”, or on the Investor Relations web page.

A telephonic replay of the conference call will be available through September 23, 2003, and may be accessed by dialing 303-590-3000 and using pass code 553292. An audio archive will also be available on the Stewart & Stevenson website at www.ssss.com (also on the home page under the heading “In the Spotlight” or on the Investor Relations page) shortly after the call ends and will be accessible for approximately 12 months on the Investor Relations page.  For more information, please contact Karen Roan at DRG&E at 713-529-6600 or email kcroan@drg-e.com.

Stewart & Stevenson Services, Inc., founded in 1902, is a billion-dollar company that manufactures, distributes and provides service for a wide range of industrial products and diesel-powered equipment to key industries worldwide, including power generation, defense, airline, marine, petroleum and transportation.  For more information on Stewart & Stevenson visit www.ssss.com.

This press release contains forward-looking statements that are based on management’s current expectations, estimates, and projections.  These statements are not guarantees of future performance and involve a number of risks, uncertainties, and assumptions and are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995.  Many factors, including those discussed more fully elsewhere in this release and in the Company’s filings with the Securities and Exchange Commission, particularly its latest annual report on Form 10-K, as well as others, could cause results to differ materially from those stated.  Specific important factors that could cause actual results, performance, or achievements to differ materially from such forward-looking statements include risk of competition, risks relating to technology, risks of general economic conditions, risks of oil and gas industry economic conditions, risks of airline industry economic conditions, risks as to terrorist attacks on the U.S. and their impact on the U.S. economy, risks relating to personnel, risks of dependence on government and failure to obtain new government contracts, inherent risks of government contracts,  risks of claims and litigation, risks of product defects, risks as to foreign sales and global trade matters, risks as to cost controls, risks as to information technology,  risks as to acquisitions, risks as to currency fluctuations, risks as to environmental and safety matters, risks as to distributorships, risks as to licenses, and credit risks, all as more specifically outlined in the Company’s latest annual report on Form 10-K. In addition, such forward-looking statements could be affected by general industry and market conditions and growth rates, general domestic and international conditions including interest rates, inflation and currency exchange rates and other future factors.  Actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements.